First Quarter 2022 Financial Results Encore Capital Group, Inc. May 4, 2022 Exhibit 99.1

Encore Capital Group, Inc. 2 Legal Disclaimers The statements in this presentation that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results (including portfolio purchase volumes), supply and run rates. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward- looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including its most recent reports on Form 10-K and Form 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Encore Capital Group, Inc. 3 In Q1 we continued to deliver best-in-class returns and solid cash flows o Exceptional Q1 performance driven by continued stronger-than-expected collections in the U.S. leading to higher revenues in the current period and an increase in future period collection expectations o Global portfolio purchases were $170M at a purchase price multiple of 2.3x o Lending growth continues; a leading indicator of future portfolio supply o $26M of ECPG share repurchases in Q1; returned $415M of capital to shareholders over the past 5 quarters

Encore Capital Group, Inc. 4 Our Business and Our Strategy o Purchase NPL portfolios at attractive cash returns o Focus on the consumer and ensure the highest level of compliance o Meet or exceed collection expectations o Maintain efficient cost structure o Minimize cost of funding o Market Focus o Competitive Advantage o Balance Sheet Strength Our Business Our Strategy

Encore Capital Group, Inc. 5 As credit card balances rise, supply will start increasing again 60 65 70 75 80 85 90 95 100 Dec-19 Jan-20 Feb-20 Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Jan-21 Feb-21 Mar-21 Apr-21 May-21 Jun-21 Jul-21 Aug-21 Sep-21 Oct-21 Nov-21 Dec-21 Jan-22 Feb-22 Dec 2019 (pre-COVID baseline) U.S. revolving credit U.K. credit cards Outstanding Credit Card Balances Indexed to Pre-COVID Levels 1) Source: U.S. Federal Reserve 2) Source: Bank of England 80% 75% 88% 97% 1 2

Encore Capital Group, Inc. 6 Market Focus: MCM collections in Q1 were higher than expected MCM Collections (in $M) Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 371 407 436 o MCM collections in Q1 were 115% of ERC at Dec 31, 20211 o As previously reported, MCM collections for the full year 2021 were 124% of ERC at Dec 31, 20202 o As a result of sustained overperformance, we now expect incremental collections (ERC) of $225M o Portfolio purchases were $94M in the U.S. with purchase price multiple of 2.3x, reflecting our disciplined purchasing and superior collections effectiveness MCM (U.S.) Business 437 362 1) Includes collections only related to portfolios purchased prior to Dec 31, 2021. 2) Includes collections only related to portfolios purchased prior to Dec 31, 2020.

Encore Capital Group, Inc. 7 MCM’s collections performance is driving increased collection expectations and purchase price multiple expansion 2.0 2.1 2.2 2.4 2.42.4 2.4 2.6 2.8 2.4 0.0 0.5 1.0 1.5 2.0 2.5 3.0 2017 2018 2019 2020 2021 Initial Multiple Multiples as of Q4 2021 MCM Portfolio Purchase Price Multiples (by vintage) 1) Initial multiple is established at the end of each year as the weighted average purchase price multiple for all portfolios purchased during that year. Note: Current purchase price multiple is calculated as (cumulative collections + ERC) ÷ purchase price. 1 Our strong purchase price multiples and best-in-class returns are driven by meaningful differentiators: o Disciplined purchasing o Superior collections effectiveness o Continuous collections improvement efforts Multiple expansion in Q1 2022

Encore Capital Group, Inc. 8 Market Focus: Cabot delivered solid performance in Q1 o Cabot collections of $148M in Q1 declined 9% compared to Q1 2021, primarily due to lower portfolio purchasing in recent quarters o Cabot’s portfolio purchases were $75M with purchase price multiple of 2.2x o In a competitive market, we remained disciplined in our approach to purchasing portfolios at strong returns Cabot (Europe) Business Cabot Collections (in $M) Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 148 155 163 168 159

Encore Capital Group, Inc. 0 200 400 600 800 1,000 1,200 1,400 1,600 2019 2020 2021 LTM Q1 2022 Adjusted EBITDA Collections applied to principal balance 9 Competitive Advantage: Continued significant cash generation Adjusted EBITDA + Collections Applied to Principal Balance (in $M) Our cash generation is driven by our operational efficiency and portfolio resilience 1 1) See appendix for reconciliation of Adjusted EBITDA to GAAP net income. 2) Cash generation defined as Adjusted EBITDA + collections applied to principal balance.

Encore Capital Group, Inc. 10 Competitive Advantage: Delivering the best returns in the debt buying industry 10.8% 12.5% 15.2% 17.6% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% 2019 2020 2021 LTM Q1 2022 Pre-Tax Return on Invested Capital1 o ROIC takes into account both the performance of our collections operation and our ability to price risk appropriately when investing our capital o We expect to deliver strong returns through the credit cycle 1) See appendix for calculation of Pre-Tax ROIC (Return on Invested Capital). Note: Statements made about historical ROIC performance and comparisons to peers relate to the debt buying industry in the United States and Europe and are based on LTM performance for the most recent reported period.

Encore Capital Group, Inc. Target Leverage Ratio Range 11 Balance Sheet Strength: Leverage remains at the low end of our target range 4.3x 3.4x 2.7x 2.5x 2.5x 2.4x 2.8x 2.7x 2.4x 2.1x 1.9x 1.9x 0 1 2 3 4 5 6 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Debt/Equity Leverage Ratio Leverage 1) Leverage Ratio defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance). See appendix for reconciliation of Net Debt to GAAP Borrowings and Adjusted EBITDA to GAAP net income. 1

Encore Capital Group, Inc. 12 Detailed Financial Discussion

Encore Capital Group, Inc. 13 Q1 2022 Key Financial Measures Q1 2022 vs. Q1 2021 Collections $519M -14% Revenues $500M +20% Portfolio Purchases $170M 0% ERC1 $7.80B -6% Operating Expenses $235M -6% GAAP Net Income2 $176M +86% GAAP EPS $6.40 +115% LTM Pre-Tax ROIC3 17.6% +180 bps Leverage Ratio4 1.9x -0.2x 1) 180-month Estimated Remaining Collections 2) Attributable to Encore 3) See appendix for calculation of LTM Pre-Tax ROIC (Return on Invested Capital) 4) Leverage Ratio defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance)

Encore Capital Group, Inc. 14 Collections of $519M in Q1 2022 were higher than expected Note: Year-to-date global collections through Q1 2022 were 108%, U.S. collections were 115% and Europe collections were 94% of Dec 31, 2021 ERC forecast, respectively, for collections related to portfolios purchased prior to Dec 31, 2021. Collections by Geographic Location (in $M) Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 United States Europe Other 606 612 567 522 519 Resilient collections performance in the U.S. is a result of strong execution and continued favorable collections environment

Encore Capital Group, Inc. 15 Persistent stronger-than-expected collections led to an additional $225M in U.S. ERC 84 85 38 18 Q2-Q4 2022 2023 2024 >2024 Changes to U.S. ERC by Collection Year (in $M) 75% of increase expected to be collected by the end of 2023

Encore Capital Group, Inc. 16 Revenues of $500M in Q1 2022 includes $123M of changes in expected future recoveries from U.S. portfolios Revenues by Geographic Location (in $M) Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 United States Europe Other 417 428 413 357 500 Note: Encore consolidated changes in expected future recoveries of $120.9M (MCM = $123.5M, Cabot = -$2.6M).

Introducing a new metric - Cash Efficiency Margin

LTM Cash Efficiency Margin and LTM Cash Receipts (in $M)


2,310
2,422
2,449
2,428
2,335
57.8%
57.8%
58.9%
59.6%
58.6%
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
LTM Cash Receipts
LTM Cash Efficiency Margin

- Cash Efficiency Margin is a comprehensive measure of expense efficiency
- Unlike CTC, calculation includes all Encore operating expenses
- Cash receipts – Opex / Cash receipts
- We use LTM to match our long-term view of the business

Note: Last Twelve Months ("LTM") Cash Efficiency Margin defined as (LTM Cash receipts – LTM Operating expenses) ÷ LTM Cash receipts, where Cash receipts = Collections + Servicing revenue

Encore Capital Group, Inc.
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Encore Capital Group, Inc. 18 Further strengthened our diversified funding structure in Q1 o Amended global senior facility in Q1 to expand its capacity by $90M, to $1.1B, and extend the maturity from 2025 to 2026 o Retired $150M principal amount of convertible notes that matured in March with cash, reducing the proportion of our debt funded by convertible bonds Debt Maturity Profile at March 31, 2022 (in $M) 387 394 788 173 100 552 460 29 212 29 487 - 788 2022 2023 2024 2025 2026 2027 2028 Note: At Dec 31,2022, LTV Ratio (loan-to-value) = 39.7% (72.5% covenant), FCCR (Fixed Charge Coverage Ratio) = 11.3x (2.0x covenant), each as calculated under our Senior Secured Note indentures. As of March 31, 2022, available capacity under Encore’s global senior facility was $560M, not including non-client cash and cash equivalents of $134M Bonds 53% Revolving Credit Facility 19% Private Placement Notes 3% Convertible Notes 9% Securitisation Facility 16% 1,406

Encore Capital Group, Inc. Environmental, Social & Governance (ESG) remains a strong focus area for us in 2022 with key milestones to come Perform Greenhouse Gas (GHG) Baseline Assessment Gather and Assess Data to Set Targets for 2023 and Beyond Sustainability Accounting Standards Board (SASB) & Task Force on Climate-Related Financial Disclosures (TCFD) Publish Encore’s First Annual ESG Report Our ESG Pillars People Environment Community Operating Responsibly Consumer

Encore Capital Group, Inc. 20 Our Financial Priorities o Preserve financial flexibility o Target leverage1 between 2.0x and 3.0x o Maintain a strong BB debt rating o Portfolio purchases at attractive returns o Strategic M&A o Share Repurchases Deliver strong ROIC through the credit cycle Balance Sheet Objectives Capital Allocation Priorities 1) Leverage defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance), which we also refer to as our Leverage Ratio.

Encore Capital Group, Inc. 21 Appendix

Encore Capital Group, Inc. 22 Key Financial Measures by Year 2019 2020 2021 Collections $2.03B $2.11B $2.31B Revenues $1.40B $1.50B $1.61B Portfolio Purchases $1.00B $0.66B $0.66B ERC1 $7.83B $8.53B $7.75B GAAP Net Income2 $168M $212M $351M GAAP EPS $5.33 $6.68 $11.26 Pre-Tax ROIC3 10.8% 12.5% 15.2% Leverage Ratio4 2.7x 2.4x 1.9x 1) 180-month Estimated Remaining Collections 2) Attributable to Encore 3) See appendix for calculation of Pre-Tax ROIC (Return on Invested Capital) 4) Leverage ratio defined as Net debt ÷ (Adjusted EBITDA + collections applied to principal balance).

Encore Capital Group, Inc. 23 Key Financial Measures by Quarter 1) 180-month Estimated Remaining Collections 2) Attributable to Encore 3) See appendix for calculation of Pre-Tax ROIC (Return on Invested Capital) 4) LTM GAAP ROAE (Return on Average Equity) defined as LTM GAAP net income ÷ average stockholders’ equity 5) Leverage ratio defined as Net debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance). Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Collections $606M $612M $567M $522M $519M Revenues $417M $428M $413M $357M $500M Portfolio Purchases $170M $143M $168M $183M $170M ERC1 $8.31B $8.11B $7.88B $7.75B $7.80B GAAP Net Income2 $95M $97M $84M $76M $176M GAAP EPS $2.97 $3.07 $2.66 $2.53 $6.40 LTM Pre-tax ROIC3 15.8% 15.0% 15.2% 15.2% 17.6% LTM GAAP ROAE4 29.1% 23.7% 24.7% 29.2% 34.2% Leverage Ratio5 2.1x 1.9x 1.8x 1.9x 1.9x

Encore Capital Group, Inc. 24 Debt/Equity and Leverage Ratios 2021 2022 Q1 Q2 Q3 Q4 Q1 Debt / Equity1 2.5x 2.2x 2.0x 2.5x 2.4x Leverage Ratio2 2.1x 1.9x 1.8x 1.9x 1.9x 1) GAAP Borrowings ÷ Total Encore Capital Group, Inc. stockholders’ equity 2) Leverage Ratio defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance). See appendix for reconciliation of Net Debt to GAAP Borrowings and Adjusted EBITDA to GAAP net income. 2018 2019 2020 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Debt / Equity1 5.9x 5.7x 4.6x 4.3x 4.1x 3.9x 3.7x 3.4x 3.8x 3.2x 2.9x 2.7x Leverage Ratio2 3.2x 3.0x 2.9x 2.8x 2.8x 2.7x 2.7x 2.7x 2.6x 2.4x 2.4x 2.4x

Encore Capital Group, Inc. 25 Non-GAAP Financial Measures This presentation includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company has included information concerning Adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included Pre-Tax ROIC as management uses this measure to monitor and evaluate operating performance relative to our invested capital and because the Company believes it is a useful measure for investors to evaluate effective use of capital. The Company has included Net Debt and Leverage Ratio as management uses these measures to monitor and evaluate its ability to incur and service debt. The Company has included impacts from foreign currency exchange rates to facilitate a comparison of operating metrics that are unburdened by variations in foreign currency exchange rates over time. Adjusted EBITDA, Adjusted Income from Operations (used in Pre-Tax ROIC), Net Debt, Leverage Ratio and impacts from foreign currency exchange rates have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share and income from operations as indicators of the Company’s operating performance or liquidity. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this presentation a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Reconciliation of Adjusted EBITDA to GAAP Net Income

(Unaudited, in $ thousands)	2019	2020	2021
GAAP net income, as reported	**$ 168,909**	**$ 212,524**	**$ 351,201**
Interest expense	217,771	209,356	169,647
Loss on extinguishment of debt	8,989	40,951	9,300
Interest income	(3,693)	(2,397)	(1,738)
Provision for income taxes	32,333	70,374	85,340
Depreciation and amortization	41,029	42,780	50,079
CFPB settlement fees[1]	---	15,009	---
Stock-based compensation expense	12,557	16,560	18,330
Acquisition, integration and restructuring related expenses[2]	7,049	4,962	20,559
Loss on sale of Baycorp[3]	12,489	---	---
Goodwill impairment[3]	10,718	---	---
Net gain on fair value adjustments to contingent considerations[4]	(2,300)	---	---
Adjusted EBITDA	**$ 505,851**	**$ 610,119**	**$ 702,718**
Collections applied to principal balance[5]	$ 765,748	$ 740,350	$ 843,087

1) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) The sale of Baycorp resulted in a goodwill impairment charge of $10.7 million and a loss on sale of $12.5 million during the year ended December 31, 2019. We believe the goodwill impairment charge and the loss on sale are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
5) For periods prior to January 1, 2020, amount represents (a) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) allowance charges or allowance reversals on receivable portfolios. For periods subsequent to January 1, 2020 amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue. For consistency with the Company debt covenant reporting, for periods subsequent to June 30, 2020, the collections applied to principal balance also includes proceeds applied to basis from sales of REO assets and related activities; prior period amounts have not been adjusted to reflect this change as such amounts were immaterial.

Encore Capital Group, Inc.

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Reconciliation of Adjusted EBITDA to GAAP Net Income

(Unaudited, in $ thousands)	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
GAAP net income (loss), as reported	**$ 130,784**	**$ 55,107**	**$ 37,212**	**$ 94,765**	**$ 96,787**	**$ 83,566**	**$ 76,083**	**$ 175,749**
Interest expense	50,327	52,974	51,393	46,526	44,159	40,874	38,088	34,633
Loss on extinguishment of debt	-	14,988	25,963	-	9,300	-	-	-
Interest income	(559)	(394)	(444)	(474)	(426)	(270)	(568)	(437)
Provision for income taxes	35,570	19,747	10,499	26,968	24,607	24,703	9,061	55,024
Depreciation and amortization	10,542	10,609	11,344	11,512	12,046	14,136	12,385	11,829
Stock-based compensation expense	4,778	3,884	3,371	3,405	5,651	3,847	5,427	3,921
Acquisition, integration and restructuring related expenses[1]	4,776	(23)	22	-	-	17,950	2,609	679
CFPB settlement fees[2]	-	15,009	-	-	-	-	-	-
Adjusted EBITDA	**$ 236,218**	**$ 171,901**	**$ 139,360**	**$ 182,702**	**$ 192,124**	**$ 184,806**	**$ 143,085**	**$ 281,398**
Collections applied to principal balance[3]	$ 106,921	$ 172,406	$ 192,448	$ 229,510	$ 224,074	$ 188,181	$ 201,322	$ 53,567

1) Amount represents acquisition, integration and restructuring related expenses, including the loss recognized on the sale of our investment in Colombia and Peru of $17.4 million during the three months ended September 30, 2021, and the loss on sale of our investment in Brazil of $4.8 million during the three months ended June 30, 2020. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
2) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue. For consistency with the Company debt covenant reporting, for periods subsequent to June 30, 2020, the collections applied to principal balance also includes proceeds applied to basis from sales of REO assets and related activities; prior period amounts have not been adjusted to reflect this change as such amounts were immaterial. A reconciliation of "collections applied to investment in receivable portfolios, net" to "collections applied to principal balance" is available in the Form 10-Q for the period ending March 31, 2022.

Encore Capital Group, Inc.

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Calculation of ROIC
Reconciliation of Adjusted Income from Operations

(Unaudited, in $ thousands, except percentages)	2019	2020	2021
Numerator			
GAAP Income from operations	**$ 446,345**	**$ 533,562**	**$ 633,272**
Adjustments:[1]			
CFPB settlement fees[2]	---	15,009	---
Acquisition, integration and restructuring related expenses[3]	7,049	154	5,681
Amortization of certain acquired intangible assets[4]	7,017	7,010	7,417
Goodwill impairment[5]	10,718	---	---
Net gain on fair value adjustments to contingent considerations[6]	(2,300)	---	---
Adjusted income from operations	$ 468,829	$ 555,735	$ 646,370
Denominator			
Average net debt	$ 3,429,624	$ 3,311,835	$ 3,049,979
Average equity	922,547	1,122,741	1,202,669
Total invested capital	$ 4,352,171	$ 4,434,576	$ 4,252,648
Pre-tax ROIC	**10.8%**	**12.5%**	**15.2%**

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.
5) The sale of Baycorp resulted in a goodwill impairment charge during the year ended December 31, 2019. We believe the goodwill impairment charge is not indicative of ongoing operations, therefore adjusting for this expense enhances comparability to prior periods, anticipated future periods, and our competitors' results.
6) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.

Encore Capital Group, Inc.

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Calculation of ROIC
Reconciliation of Adjusted Income from Operations

(Unaudited, in $ thousands, except percentages)	Last Twelve Months Ended				
	Mar 31,2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022
Numerator					
GAAP Income from operations	**$ 654,675**	**$ 609,269**	**$ 633,462**	**$ 633,272**	**$ 729,971**
Adjustments:[1]					
CFPB settlement fees[2]	15,009	15,009	---	---	---
Acquisition, integration and restructuring related expenses[3]	(33)	(1)	2,670	5,681	6,360
Amortization of certain acquired intangible assets[4]	7,232	7,326	7,409	7,417	7,349
Adjusted income from operations	$ 676,883	$ 631,603	$ 643,541	$ 646,370	$ 743,680
Denominator					
Average net debt	$ 3,181,033	$ 3,016,599	$ 2,967,800	$ 3,049,979	$ 2,956,452
Average equity	1,092,298	1,198,369	1,263,038	1,202,669	1,262,580
Total invested capital	$ 4,273,331	$ 4,214,968	$ 4,230,838	$ 4,252,648	$ 4,219,032
LTM Pre-tax ROIC	**15.8%**	**15.0%**	**15.2%**	**15.2%**	**17.6%**

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.

Encore Capital Group, Inc.

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Reconciliation of Adjusted Income from Operations

(Unaudited, in $ thousands)	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Numerator								
GAAP Income from operations	**$ 219,692**	**$ 142,455**	**$ 124,213**	**$ 168,314**	**$ 174,287**	**$ 166,647**	**$ 124,023**	**$ 265,014**
Adjustments:[1]								
CFPB settlement fees[2]	---	15,009	---	---	---	---	---	---
Acquisition, integration and restructuring related expenses[3]	(32)	(23)	22	---	---	2,648	3,033	679
Amortization of certain acquired intangible assets[4]	1,791	1,773	1,803	1,865	1,885	1,856	1,811	1,797
Adjusted income from operations	$ 221,451	$ 159,214	$ 126,038	$ 170,179	$ 176,172	$ 171,151	$ 128,867	$ 267,490
LTM Adjusted income from operations	$ 510,481	$545,270	$ 555,735	$ 676,883	$ 631,603	$ 643,541	$ 646,370	$ 743,680

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.

Encore Capital Group, Inc.

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Encore Capital Group, Inc. 31 Reconciliation of Net Debt 2018 2019 2020 (Unaudited, in $ millions) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 GAAP Borrowings, as reported $ 3,607 $ 3,530 $ 3,561 $ 3,491 $ 3,593 $ 3,530 $ 3,429 $ 3,513 $ 3,404 $ 3,354 $3,252 $ 3,282 Debt issuance costs and debt discounts 77 70 89 85 79 73 75 73 69 63 107 92 Cash & cash equivalents (217) (182) (205) (157) (167) (169) (187) (192) (188) (294) (170) (189) Client cash1 26 23 26 22 25 24 22 25 19 21 20 20 Net Debt $ 3,493 $ 3,442 $ 3,472 $ 3,440 $ 3,530 $ 3,459 $ 3,340 $ 3,419 $ 3,304 $ 3,144 $ 3,209 $ 3,205 1) Client cash is cash that was collected on behalf of, and remains payable to, third party clients. 2021 2022 (Unaudited, in $ millions) Q1 Q2 Q3 Q4 Q1 GAAP Borrowings, as reported $ 3,152 $ 2,999 $2,796 $2,997 $ 2,934 Debt issuance costs and debt discounts 68 64 60 58 55 Cash & cash equivalents (185) (199) (158) (190) (160) Client cash1 23 24 28 29 26 Net Debt $ 3,058 $ 2,889 $ 2,727 $ 2,895 $ 2,855

Encore Capital Group, Inc. 32 Impact of Fluctuations in Foreign Currency Exchange Rates Note: Constant Currency figures are calculated by employing Q1 2021 foreign currency exchange rates to recalculate Q1 2022 results. All constant currency values are calculated based on the average exchange rates during the respective periods, except for ERC and debt, which are calculated using the changes in the period-ending exchange rates. Management refers to operating results on a constant currency basis so that the operating results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's operating performance. Constant currency financial results are calculated by translating current period financial results in local currency using the prior period’s respective currency conversion rate. Certain foreign subsidiaries’ local currency financial results in our calculation include the translation effect from their foreign operating results. Three Months Ended Mar 31, 2022 (Unaudited, in $ millions, except per share amounts) As Reported Constant Currency Collections $519 $524 Revenues $500 $503 ERC1 $7,800 $8,009 Operating Expenses $235 $237 GAAP Net Income2 $176 $177 GAAP EPS2 $6.40 $6.42 Borrowings1 $2,934 $3,045 1) At March 31, 2022 2) Attributable to Encore

Encore Capital Group, Inc. 33 Calculation of Cash Efficiency Margin Note: Last Twelve Months (“LTM”) Cash Efficiency Margin defined as (LTM Cash receipts – LTM Operating expenses) ÷ LTM Cash receipts, where Cash receipts = Collections + Servicing revenue (Unaudited, in $ thousands) Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Quarterly collections $ 508,215 $539,748 $ 536,606 $ 606,461 $ 612,427 $ 566,690 $ 521,781 $ 519,414 Quarterly servicing revenue $ 23,950 $ 29,787 $ 32,701 $32,516 $ 32,064 $ 29,321 $ 26,877 $ 26,146 Quarterly operating expenses $206,341 $ 261,221 $258,397 $248,523 $ 253,449 $ 245,977 $ 233,279 $ 234,668 Last Twelve Months Ended (Unaudited, in $ thousands, except percentages) Mar 31, 2021 Jun 30, 2021 Sep 30, 2021 Dec 31, 2021 Mar 31, 2022 Collections $ 2,191,030 $ 2,295,242 $ 2,322,184 $ 2,307,358 $ 2,220,311 Servicing revenue $ 118,954 $ 127,068 $ 126,602 $ 120,778 $ 114,408 Cash receipts (A) $ 2,309,984 $ 2,422,310 $ 2,448,786 $ 2,428,136 $ 2,334,719 Operating expenses (B) $ 974,482 $ 1,021,589 $ 1,006,345 $ 981,228 $ 967,373 LTM Cash Efficiency Margin (A-B)/A 57.8% 57.8% 58.9% 59.6% 58.6%

Encore Capital Group, Inc. 34 Cash Collections and Revenue Reconciliation 519 473 304 -46 -169 0 100 200 300 400 500 Cash Collections Recoveries Above Forecast (Over Performance) Expected Cash Collections Portfolio Amortization Revenue from Receivable Portfolios Q1 2022 Collections and Revenue Reconciliation (in $M) $519M Cash Collections from debt purchasing business in Q1 2022 $46M Recoveries Above Forecast, cash collections in excess of Expected Cash Collections in Q1 2022 $473M Expected Cash Collections, equal to the sum of Q4 2021 ERC plus expected collections from portfolios purchased in Q1 2022 $169M Portfolio Amortization $304M Revenue from Receivable Portfolios (further detailed on the next slide) A A C CB D E B D E Note: For simplicity, amounts reported above do not include the immaterial impacts of put-backs and recalls, which were ~$3.2m for the three months ended March 31, 2022.

Encore Capital Group, Inc. 35 Components of Debt Purchasing Revenue 304 471 +46 +121 0 50 100 150 200 250 300 350 400 450 500 Revenue from Receivable Portfolios Recoveries Above Forecast (Over Performance) Changes in Expected Future Period Recoveries Debt Purchasing Revenue Q1 2022 Debt Purchasing Revenue (in $M) 1. Revenue from Receivable Portfolios is revenue from expected collections and is a formulaic calculation based on the investment in receivable balance and an effective interest rate (EIR) that is established at the time of the purchase of each portfolio. 2. Changes in Recoveries is the sum of B + G 3. Recoveries Above Forecast is the amount collected as compared to forecast for the period and represents over/under performance for the period. Colloquially referred to as “cash-overs” or “cash-unders”. 4. Changes in Expected Future Period Recoveries1 is the present value of changes to future ERC, which generally consists of: o Collections “pulled forward from” or “pushed out to” future periods (amounts either collected early or expected to be collected later); and o Magnitude and timing changes to estimates of expected future collections (which can be increases or decreases) 5. Debt Purchasing Revenue is the sum of E + F Debt Purchasing Revenue in the Financial Statements +167 Changes in Recoveries E B G H E B G H 1) References within our reporting to Collections Applied to Principal primarily reflects the aggregate of Changes in Future Period Recoveries plus Portfolio Amortization F F